As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARPOINT BUSINESS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0434371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

(Address of Principal Executive Offices; Zip Code)

CLEARPOINT BUSINESS RESOURCES, INC.

2006 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Christopher Ferguson

President

c/o ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

(215) 997-7710

(Name and address of agent for service; telephone number,

including area code, of agent for service)

Copies to:

Alan L. Zeiger, Esquire

Alan H. Lieblich, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

(215) 569-5500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.0001 par value per share	2,750,000	(2)	$14,375,300	$441.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, par value $.0001 per share (“Common Stock”), set forth below, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (the “Plan”), may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The registration fee for 645,000 shares of Common Stock underlying the options granted under the Plan is based on the exercise price of $6.10 per share. The remaining 2,105,000 shares of Common Stock authorized for issuance under the Plan are being registered at a price of $4.96 per share, which represents the average of the high and low prices per share of Common Stock on The NASDAQ Stock Market LLC on June 28, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

ClearPoint Business Resources, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 2,750,000 shares of common stock, par value $.0001 per share (“Common Stock”), under the ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available without charge by contacting:

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

(215) 997-7710

Attention: Christopher Ferguson

President

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement, other than the information contained in these documents that was furnished to the Commission, which information is not incorporated by reference in this Registration Statement:

(i)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Commission on February 9, 2007;

(ii)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the Commission on May 21, 2007;

(iii)	The Company’s Current Report on Form 8-K filed with the Commission on May 22, 2007;

(iv)	The Company’s Current Report on Form 8-K/A filed with the Commission on May 14, 2007;

(v)	The Company’s Current Report on Form 8-K/A filed with the Commission on May 11, 2007;

(vi)	The Company’s Current Report on Form 8-K filed with the Commission on April 5, 2007;

(vii)	The Company’s Current Report on Form 8-K filed with the Commission on February 28, 2007;

(viii)	The Company’s Current Report on Form 8-K filed with the Commission on February 15, 2007;

(ix)	The Company’s Current Report on Form 8-K filed with the Commission on February 12, 2007;

(x)	The Company’s Current Report on Form 8-K filed with the Commission on January 24, 2007;

(xi)	The Company’s Current Report on Form 8-K filed with the Commission on January 10, 2007; and

(xii)	The description of the Company’s Common Stock, which is incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2007 and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “GCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the GCL or obtained an improper personal benefit.

Section 145 of the GCL provides for indemnification by a corporation of its directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Amended and Restated Certificate of Incorporation (the “COI”) of the Company eliminates personal liability of the Company directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors to the extent permitted by the GCL. The COI also provides for indemnification of its directors and officers to the fullest extent permitted by Section 145 of the GCL.

Subject to certain limitations, the Bylaws (the “Bylaws”) of the Company provide for indemnification of its directors and officers in connection with any threatened, pending or completed (i) action, suit or proceeding, whether civil, criminal, administrative or investigative, or (ii) action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify such directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions or proceedings not by or in the right of the Company, no indemnification shall be made if the director or officer had reasonable cause to believe the conduct was unlawful. In the case of actions or suits by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable to the Company unless the court in which such action or suit was brought determines that, despite the adjudication of liability, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The COI and Bylaws also provide that, subject to certain limitations, the Company shall pay the expenses incurred by a director or officer entitled to indemnification in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.

The indemnification and advancement or reimbursement of expenses provisions set forth in the Bylaws shall not be deemed exclusive of any other rights to which the Company’s directors or executive officers may be entitled under any agreement or otherwise.

The Company purchased a policy of directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

10.1	Form of Nonqualified Stock Option Agreement under ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan.

23.1	Consent of Lazar Levine & Felix LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Annex C to the Company’s Schedule 14A filed with the Commission on January 22, 2007).

Item 9.	Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chalfont, Pennsylvania as of June 28, 2007.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/S/ MICHAEL D. TRAINA
Michael D. Traina, Chief Executive Officer (Duly Authorized Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Traina, Christopher Ferguson and Kurt A. Braun, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Capacity	Date

/S/ MICHAEL D. TRAINA Michael D. Traina	Chairman and Chief Executive Officer (principal executive officer)	June 28, 2007

/S/ KURT A. BRAUN Kurt A. Braun	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	June 28, 2007

/S/ BRENDAN CALDER Brendan Calder	Director	June 28, 2007

/S/ CHRISTOPHER FERGUSON Christopher Ferguson	President, Secretary and Director	June 28, 2007

/S/ HARRY H. GLASSPIEGEL Harry H. Glasspiegel	Director	June 28, 2007

/S/ VAHAN KOLOLIAN Vahan Kololian	Director	June 28, 2007

/S/ PARKER DREW Parker Drew	Director	June 28, 2007

/S/ MICHAEL PERRUCCI Michael Perrucci	Director	June 28, 2007

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

10.1	Form of Nonqualified Stock Option Agreement under ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan.

23.1	Consent of Lazar Levine & Felix LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Annex C to the Company’s Schedule 14A filed with the Commission on January 22, 2007).